UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2008
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    R. Joseph Fink, 30, who has been acting as interim Controller and principal accounting officer since December 26, 2007, was appointed to Controller of Tollgrade Communications, Inc. (the “Company”) as of February 19, 2008. Mr. Fink has served as the Company’s Controller, European Operations since August 1, 2007, and prior thereto served as the Company’s Assistant Controller since September 30, 2004. Prior to joining the Company, Mr. Fink was a Senior Associate with PricewaterhouseCoopers LLP in Pittsburgh, Pennsylvania, where he performed assurance and business advisory services. As a result of Mr. Fink’s promotion, he is eligible for a base salary increase retroactive to January 1, 2008 and he will be eligible to receive a percentage of his base salary pursuant to the terms of the Company’s Management Incentive Compensation Plan based on the group designation for Controller.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.

Dated: February 21, 2008	By:	/s/ Sara M. Antol

Sara M. Antol Secretary and General Counsel